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                                                                    Exhibit 10.1

                       SPECIAL PERMITTED BUSINESS LICENSE
                                       FOR
                               THE FOREIGN COMPANY
                                       OF
                      PROCESSING AGAINST IMPORTED MATERIALS
                                  IN GUANGDONG

                                LICENSE NO. 06999

COMPANY NAME: Concord Camera H.G. Limited, Long Gong, Shenzhen

SCOPE OF BUSINESS ACTIVITIES: Electronic Products, Cameras, Security Equipments, Recycle Camera Manufacturing, Molding Processing, Camera Plastic, Metal Hardware Parts Processing. (All manufacturing processing will be subject to the availability of approval of Fire Protection Departments).

PEOPLE IN CHARGE: Helen Xu

ADDRESS: 118, 119 Industry Area, Heng Gang, Long Gang, Shenzhen

VALIDITY: From 28 Oct., 1991 to 26 Oct., 2016

ISSUED BY: Commerce and Industry Management Bureau, Shenzhen